SUB-ITEM 77C


              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


                               AIM GROWTH SERIES


A Special Meeting of Shareholders of AIM Growth Series (the "Company"), was held on September 1, 2000.

At such meeting, shareholders of AIM Small Cap Growth Fund (the "Fund"), a series portfolio of the Company was asked to:

1.       Approve a new Master Investment Advisory Agreement for the Fund.
2.       Approve changing the fundamental investment restrictions of the Fund.
3.       Approve making the investment objectives of the Fund non-fundamental.
4. Ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Fund for the fiscal year ending in 2000.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:


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Proposal 1:       Approval of a New Investment Advisory Agreement

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      12,897,686     223,526            395,089

Proposal 2(A):    Modification of Fundamental Restriction on Portfolio
Diversification

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      9,714,299      259,521            460,587


Proposal 2(B):    Modification of Fundamental Restriction on Issuing Senior
Securities and Borrowing Money

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      9,603,242      343,946            487,219


Proposal 2(C):    Modification of Fundamental Restriction on  Underwriting
Securities

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      9,638,248      312,305            483,854


Proposal 2(D):    Modification to or Addition of Fundamental Restriction on
Industry Concentration

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      9,670,714      298,309            465,384


Proposal 2(E):    Modification of Fundamental Restriction on Real Estate
Investments

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      9,644,640      323,643            466,124


Proposal 2(F):    Modification of Fundamental Restriction on Purchasing or
Selling Commodities

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      9,603,603      364,176            466,628


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Proposal 2(G):  Modification of Fundamental Restriction on Making Loans

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      9,596,894      369,602            467,911


Proposal 2(H):    Modification of Fundamental Policy on Investment in Investment
Companies

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      9,645,687      314,453            474,267


Proposal 3:       Making the Fund's Investment Objective Non-Fundamental

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund      9,505,102      482,530            446,775


Proposal 4:       Ratification of Selection of PricewaterhouseCoopers LLP as
Independent Public Accountants

                               For:           Against:           Abstain:
                               ----           --------           --------

AIM Small Cap Growth Fund       13,005,721    136,969            373,611